UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

Commission File Number: 000-53311

JayHawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On October 8, 2015, JayHawk Energy, Inc. (the “Company” or “JayHawk”) granted 94,333,678 Warrants (“Warrants”) to Vast Exploration, LLC (“Vast”) pursuant to that certain Warrant Purchase Agreement dated September 25, 2015.  For more information regarding the Warrant Purchase Agreement, please refer to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 1, 2015. The Warrants were granted in consideration of Vast’s assumption of certain Company liabilities totaling approximately $471,668.39.  The Company relied upon on exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D, Rule 506 promulgated thereunder. The warrants may be exercised any time after October 8, 2015 until the close of business on October 7, 2020 for $0.005 per share.

Vast is a controlling shareholder of the Company, the contract operator of the Company’s oil and gas properties and an affiliate of Vast Petroleum Corp. – an entity that entered into a joint development agreement for the Company’s oil and gas operations in Kansas in May 2014. Vast Petroleum Corp. was not a party to the Warrant Purchase Agreement. Scott Mahoney, the Chairman of the board for the Company, is the individual who possesses voting and dispositive authority on behalf of Vast.

The foregoing summary of the Warrant’s terms is qualified in its entirety by the Form of Warrant attached as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits.

Exhibits

10.1

Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JAYHAWK ENERGY, INC.

/s/ Scott Mahoney

______________________________

By:  Scott Mahoney

Title: Interim President/CEO, CFO